UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2023

SANARA MEDTECH INC.

(Exact name of registrant as specified in its charter)

Texas	001-39678	59-2219994
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1200 Summit Avenue, Suite 414 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 529-2300

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SMTI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On August 1, 2023, Sanara MedTech Inc., a Texas corporation (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) by and among the Company, as guarantor, Sanara MedTech Applied Technologies, LLC, a Texas limited liability company and wholly owned subsidiary of the Company (the “Purchaser”), The Hymed Group Corporation, a Delaware corporation (“Hymed”), Applied Nutritionals, LLC, a Delaware limited liability company (“Applied” and, together with Hymed, the “Sellers”), and Dr. George D. Petito (the “Owner”), pursuant to which the Purchaser acquired certain assets of the Sellers and the Owner, including, among others, the Sellers’ and Owner’s inventory, intellectual property, manufacturing and related equipment, goodwill, rights and claims, other than certain excluded assets, all as more specifically set forth in the Purchase Agreement (collectively, the “Purchased Assets”), and assumed certain Assumed Liabilities (as defined in the Purchase Agreement), upon the terms and subject to the conditions set forth in the Purchase Agreement (such transaction, the “Asset Purchase”). The Purchased Assets include the rights to manufacture and sell CellerateRX Surgical Activated Collagen (Powder and Gel) (“CellerateRX Surgical”) and HYCOL Hydrolyzed Collagen (Powder and Gel) (“HYCOL”) products for human wound care use.

The Purchased Assets were purchased for an initial aggregate purchase price of $15.25 million, consisting of (i) $9.75 million in cash (the “Cash Closing Consideration”), (ii) 73,809 shares of the Company’s common stock, par value $0.001 per share (the “Stock Closing Consideration”), with an agreed upon value of $3.0 million and (iii) $2.5 million in cash (the “Installment Payments”), to be paid in four equal installments on each of the next four anniversaries of the closing of the Asset Purchase (the “Closing”).

Hymed is a contract manufacturer specializing in the research and development of natural, innovative products. Hymed utilizes collagen and glycosaminoglycan chemistry for the human and veterinary markets with applications in wound care, joint/tissue support, eye care, surgery, dental and dermatology. As a sister company to Hymed, Applied manufactures state-of-the-art products with formulas based on collagen, hyaluronic acid and glycosaminoglycan chemistry. The Company licenses certain of its products from Applied through a sublicense (the “Sublicense Agreement”) with CGI Cellerate RX, LLC (“CGI Cellerate RX”). Pursuant to the Sublicense Agreement, the Company has an exclusive, world-wide sublicense to distribute CellerateRX Surgical and HYCOL products into the surgical and wound care markets. The Company pays royalties based on the annual Net Sales (as defined in the Sublicense Agreement) of licensed products consisting of 3% of all collected Net Sales each year up to $12.0 million, 4% of all collected Net Sales each year that exceed $12.0 million up to $20.0 million, and 5% of all collected Net Sales each year that exceed $20.0 million. In connection with the Asset Purchase, Applied assigned its license agreement with CGI Cellerate RX to the Purchaser.

In addition to the Cash Closing Consideration, Stock Closing Consideration and Installment Payments, the Purchase Agreement provides that the Sellers are entitled to receive up to an additional $10.0 million (the “Earnout”), which is payable to the Sellers in cash, upon the achievement of certain performance thresholds relating to the Purchaser’s collections from net sales of a collagen-based product currently under development. Upon expiration of the seventh anniversary of the Closing, to the extent the Sellers have not earned the entirety of the Earnout, the Purchaser shall pay the Sellers a pro-rata amount of the Earnout based on collections from net sales of the product, with such amount to be due credited against any Earnout payments already made by the Purchaser (the “True-Up Payment”). The Earnout, minus the True-Up Payment and any Earnout payments already made by the Purchaser, may be earned at any point in the future, including after the True-Up Payment is made.

The Purchase Agreement contains customary representations, warranties and obligations of the parties, including, among others, certain confidentiality and nonsolicitation covenants. The parties each have customary indemnification obligations and rights under the terms of the Purchase Agreement, including with respect to breaches of certain representations and warranties and failure to observe and perform certain covenants.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated by reference into this Item 1.01.

The Purchase Agreement attached as Exhibit 2.1 hereto is included to provide investors and security holders with information regarding its terms, and it is not intended to provide any other factual information about the Company, the Sellers, the Owner, the Purchaser or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of the Purchase Agreement and only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement and are qualified by information in confidential disclosure schedules provided by the Purchaser and the Sellers in connection with the signing of the Purchase Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the Company, the Sellers, the Purchaser and the Owner rather than establishing matters as facts. Information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, the representations and warranties in the Purchase Agreement should not be relied upon as characterizations of the actual state of facts about the Company, the Sellers, the Purchaser or the Owner, and the Purchase Agreement should be read in conjunction with the Company’s Forms 10-K, Forms 10-Q and other documents that are filed with the Securities and Exchange Commission (the “SEC”).

Professional Services Agreement

In connection with the Asset Purchase and pursuant to the Purchase Agreement, effective August 1, 2023 (the “Effective Date”), the Company entered into a professional services agreement (the “Services Agreement”) with the Owner, pursuant to which the Owner, as an independent contractor, agreed to provide certain services to the Company, including, among other things, assisting with the development of products already in development and assisting with research, development, formulation, invention and manufacturing of any future products (the “Services”). As consideration for the Services, the Owner is entitled to receive: (i) a base salary of $12,000 per month during the term of the Services Agreement, (ii) a royalty payment equal to three percent (3%) of the actual collections from net sales of certain products the Owner develops or co-develops that reach commercialization, (iii) a royalty payment equal to five percent (5%) for the first $50.0 million in aggregate collections from net sales of certain future products and a royalty payment of two and one-half percent (2.5%) on aggregate collections from net sales of certain future products on any amounts exceeding $50.0 million but up to $100.0 million, (iv) $500,000 in cash in the event that 510(k) clearance is issued for any future product accepted by the Company and (v) $1.0 million in cash in the event that a U.S. patent is issued for a certain product; provided that with respect to the incentive payments described in (iv) and (v) of the foregoing, the Owner shall not earn more than $2.5 million.

The Services Agreement has an initial term of three years and is subject to automatic successive one-month renewals unless earlier terminated in accordance with its terms. The Services Agreement may be terminated upon the Owner’s death or disability or by the Company or the Owner “For Cause” (as defined in the Services Agreement); provided, however, that the base salary described in (i) of the foregoing paragraph shall survive termination through the three-year initial term and the royalty payments and incentive payments described in (ii)-(v) of the foregoing paragraph shall survive termination of the Services Agreement. The Services Agreement contains customary representations, warranties and obligations of the parties, including, among others, certain confidentiality, indemnification, noncompetition and nonsolicitation covenants.

The foregoing summary of the Services Agreement is a summary only and does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Services Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated by reference into this Item 1.01.

Loan Agreement

In connection with the entry into the Purchase Agreement, on August 1, 2023, the Purchaser, as borrower, and the Company, as guarantor, entered into a Loan Agreement (the “Loan Agreement”) with Cadence Bank (the “Bank”) providing for, among other things, an advancing term loan in the aggregate principal amount of $12.0 million (the “Term Loan”), which was evidenced by an advancing promissory note (the “Advancing Term Note”). Pursuant to the Loan Agreement, the Bank agreed to make, at any time and from time to time prior to February 1, 2024, one or more advances to the Purchaser.

The proceeds of the advances under the Loan Agreement will be used for working capital and for purposes of financing up to one hundred percent (100%) of the Cash Closing Consideration and Installment Payments for the Asset Purchase and related fees and expenses, including any subsequent payments that may be due to the Sellers after the Closing. On the Effective Date, the Bank, at the request of the Purchaser, made an advance for $9.75 million. The proceeds from the advance were used to fund the Cash Closing Consideration for the Asset Purchase.

Advances under the Term Loan will begin amortizing in monthly installments commencing on August 5, 2024. All remaining unpaid balances under the Term Loan are due and payable in full on August 1, 2028 (the “Maturity Date”). The Purchaser may prepay amounts due under the Term Loan. All accrued but unpaid interest on the unpaid principal balance of outstanding advances is due and payable monthly, beginning on September 5, 2023 and continuing monthly on the fifth day of each month thereafter until the Maturity Date. The unpaid principal balance of outstanding advances bears interest, subject to certain conditions, at the lesser of the Maximum Rate (as defined in the Loan Agreement) or the Base Rate, which is for any day, a rate per annum equal to the term secured overnight financing rate (Term SOFR) (as administered by the Federal Reserve Bank of New York) for a one-month tenor in effect on such day plus three percent (3.0%).

The obligations of the Purchaser under the Loan Agreement and the other loan documents delivered in connection therewith are guaranteed by the Company and are secured by a first priority security interest in substantially all of the existing and future assets of the Purchaser.

The Loan Agreement contains customary representations and warranties and certain covenants that limit (subject to certain exceptions) the ability of the Purchaser and the Company to, among other things, (i) create, assume or guarantee certain liabilities, (ii) create, assume or suffer liens securing indebtedness, (iii) make or permit loans and advances, (iv) acquire any assets outside the ordinary course of business, (v) consolidate, merge or sell all or a material part of its assets, (vi) pay dividends or other distributions on, or redeem or repurchase, interest in an obligor, (vii) cease, suspend or materially curtail business operations or (viii) engage in certain affiliate transactions. In addition, the Loan Agreement contains financial covenants that require the Purchaser to maintain (i) a minimum Debt Services Coverage Ratio and (ii) a maximum Cash Flow Leverage Ratio, in each case, as defined and calculated according to the procedures set forth in the Loan Agreement. Pursuant to the Loan Agreement, in the event that the Purchaser fails to comply with the financial covenants described above, the Company is required to contribute cash to the Purchaser in an amount equal to the amount required to satisfy the financial covenants.

The Loan Agreement also contains customary events of default. If such an event of default occurs, the Bank would be entitled to take various actions, including the acceleration of amounts due under the Loan Agreement and actions permitted to be taken by a secured creditor.

The foregoing summary of the Loan Agreement is a summary only and does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Loan Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report and is incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 regarding the Asset Purchase is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the Loan Agreement and the Advancing Term Note is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 with respect to the issuance of the Stock Closing Consideration to the Owner pursuant to the Purchase Agreement is incorporated herein by reference. The issuance of the Stock Closing Consideration was undertaken in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

Item 7.01	Regulation FD Disclosure.

On August 2, 2023, the Company issued a press release announcing the Asset Purchase. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

The information included under Item 7.01 (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*	Asset Purchase Agreement, dated August 1, 2023, by and among Sanara MedTech Inc., Sanara MedTech Applied Technologies, LLC, The Hymed Group Corporation, Applied Nutritionals, LLC and Dr. George D. Petito.
10.1**	Professional Services Agreement, dated August 1, 2023, by and between Sanara MedTech Inc. and Dr. George D. Petito.
10.2**	Loan Agreement, dated August 1, 2023, between Sanara MedTech Applied Technologies, LLC, Sanara MedTech Inc. and Cadence Bank.
99.1	Press Release of Sanara MedTech Inc., issued August 2, 2023 (furnished pursuant to Item 7.01).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC or its staff upon request. Certain confidential information has been excluded pursuant to Item 601(b)(2)(ii) of Regulation S-K. Such excluded information is not material and is the type that the Company treats as private or confidential.

** Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC or its staff upon request. Certain confidential information has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K. Such excluded information is not material and is the type that the Company treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 2, 2023

Sanara MedTech Inc.

		By:	/s/ Michael D. McNeil
Name: Michael D. McNeil
Title: Chief Financial Officer